                               MACROVISION CORPORATION
                          1996 EMPLOYEE STOCK PURCHASE PLAN


                        As Adopted Effective December 3, 1996


    1. PURPOSE. The purpose of the MACROVISION CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is to grant to all employees of Macrovision Corporation (the "Company") and its subsidiaries and affiliates, a favorable opportunity to acquire Common Stock of the Company, thereby encouraging all employees to accept, or to continue in, employment with the Company; increasing the interest of all employees in the Company's welfare through participation in the growth and value of the Common Stock; and furnishing employees with an incentive to improve operations and increase profits of the Company.

    To accomplish the foregoing objectives, this Plan provides a means whereby all employees may accrue rights to purchase shares of Common Stock of the Company.

    2. ADMINISTRATION. The Plan shall be administered by the Board of Directors (the "Board") of the Company or by a committee of two or more directors appointed by the Board (the "Administrator").

    The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the terms and conditions of this Plan, the Administrator shall have the sole authority, in its discretion to interpret the Plan and to make all determinations deemed necessary or advisable for the administration of the Plan.

    3.   ELIGIBILITY.

         3.1 EMPLOYMENT REQUIREMENT. Except as otherwise set forth herein, every individual who, on the date of commencement of any offering period pursuant to this Plan, is an employee of the Company or of any parent or subsidiary of the Company, as defined below, is eligible to receive purchase rights to acquire shares of Common Stock of the Company pursuant to this Plan. The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it. As used in this Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "IRC").

         3.2 PERMISSIBLE EMPLOYEES. In no event shall a purchase right be granted to any individual who, immediately after the grant of such purchase right, would own five percent (5%) or more of the total combined voting power or value of all classes of outstanding capital stock of the Company, its parent or any subsidiary. For purposes of this Section 3.2, in determining stock ownership, an individual shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries, as applicable. An individual shall be considered as owning the shares of Common Stock issuable upon exercise of any option or purchase right which such individual holds. Additionally, for purposes of this Section 3.2, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option or the purchase right. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options or purchase rights held by any person.

         3.3 EXCLUDED EMPLOYEES. The following categories of employees shall be excluded from participating in this Plan: (i) employees whose customary employment is twenty (20) hours or less per week; and (ii) employees whose customary employment is not more than five months in any calendar year.

         3.4 TRANSFER TO RELATED CORPORATION. In the event that an employee leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan.

    4.   COMMON STOCK SUBJECT TO PLAN.

         4.1 SHARES RESERVED FOR ISSUE. There shall be reserved for issue upon the exercise of options granted under this Plan two hundred fifty-two thousand (252,000) shares of Common Stock ("Plan Shares"), subject to adjustment as provided in Section 12 hereof. If any purchase rights granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

         4.2 AGGREGATE SHARES. Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding purchase rights granted under this Plan, plus the aggregate number of shares issued upon the exercise of all purchase rights granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of Section 4.1 above.

    5. NONTRANSFERABILITY. All purchase rights acquired pursuant to this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the participant only by the participant.

    6. TERMS AND CONDITIONS OF EACH OFFERING. All offerings under this Plan shall be subject to the following terms and conditions:

         6.1 TERM AND FREQUENCY OF OFFERINGS. Each offering under the Purchase Plan will be for a period of twenty-four (24) months (the "Offering Period"). Each Offering Period will consist of four six-month purchase periods (each a "Purchase Period") commencing, except for the first Offering Period, on the first business day of February and August of each year. The Board has the power to change the duration of Offering Periods or Purchase Periods without stockholder approval, provided that the change is announced at least fifteen
(15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first Offering Period will begin on the effective date of the Registration Statement on Form SB-2 for the initial public offering of the Company's Common Stock and will end on January 31, 1999.

         6.2 PURCHASE RIGHTS AGREEMENT. Purchase rights granted under this Plan shall be evidenced by a purchase rights agreement between the participant and the Company. Each such agreement shall be subject to the terms and conditions set forth herein, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate, provided that, except as otherwise permitted herein, the terms and conditions of each such agreement shall be identical for each participant granted purchase rights pursuant to any particular offering.

         6.3 ELECTION TO PARTICIPATE. An individual who is an eligible employee and desires to participate in an offering, should notify the Administrator in writing of his or her election to participate on or before the 15th day of the month before the start of the particular Offering Period. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 6.9 and 6.10.

         6.4 PURCHASE RIGHTS. On the first day of each Offering Period (or the first day of participation in an offering), and subject to this Section 6.4, a participant will be granted purchase rights to acquire that number of Plan Shares (rounded to the nearest whole share) equal to the quotient obtained by dividing (i) an amount equal to no less than one percent (1%) nor more than twenty percent (20%) of the participant's gross compensation from the Company for the immediately preceding calendar year, as reported for Federal income tax purposes, by (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock, as of the date of grant, subject to the following limitation (the "Maximum Shares"). No participant may accrue purchase rights, pursuant to this Plan (and/or any other stock purchase plan qualifying under IRC Section 423 of this Company or of any parent or subsidiary of this Company), to acquire more than twenty-five thousand dollars ($25,000)worth of Common Stock (based on the fair market value of the Common Stock on the grant date of the purchase rights) in any one calendar year.

         6.5 EXERCISE OF PURCHASE RIGHTS. The exercise of purchase rights granted pursuant to this Plan may only occur on the Purchase Dates, as defined in Section 6.7. Each participant must notify the Administrator in writing of his or her election to exercise his or her purchase rights, if at all, at least one business day prior to the last Purchase Date during any

Offering Period, by advising the Administrator in writing that number of Plan Shares which he or she desires to purchase, not to exceed the Maximum Shares less any Plan Shares previously purchased during the Offering Period.

         6.6  METHOD OF PAYMENT FOR COMMON STOCK.     The purchase price will
be paid through periodic payroll deductions from the participant's compensation. The participant should advise the Administrator in writing, on or before the 15th day of the month preceding any Offering Period, that percent, which shall be not less than one percent (1%), nor more than twenty percent (20%), of his or her gross compensation earned during each payroll period during the Offering Period, which he or she desires to be deducted and set aside for purchases of Plan Shares for the duration of the Offering Period, up to an aggregate payroll deduction not to exceed twenty-one thousand two hundred fifty dollars ($21,250) in any calendar year. Payroll deductions made for each participant shall be credited to a special book account on the Company's books, but no funds will be actually set aside in any special fund or account.


         6.7 PURCHASE DATES. The semi-annual purchase dates will occur on the last business day of each Purchase Period(the "Purchase Dates"). Except as set forth in Section 6.10 hereof, all payroll deductions collected from the participant and not theretofore applied to the purchase of Plan Shares, will automatically be applied to the purchase of that number of Plan Shares for which the participant was granted purchase rights pursuant to the formula set forth in
Section 6.4 hereof. Any funds deducted from the participant's compensation pursuant to this Plan in excess of the purchase price of the shares purchased during the Offering Period shall be promptly refunded to the participant following the expiration of the Offering Period.

         6.8  PURCHASE PRICE.  The purchase price for the Company's Common
Stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company's Common Stock on the first day of the applicable Offering Period or the last day of the respective Purchase Period. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be the closing price on the trading day next preceding that date on the principal securities exchange on which the Company's Common Stock is listed, or, if such Common Stock is not then listed on any securities exchange, then the fair market value of the Common Stock on such date shall be the closing bid price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on the trading day next preceding such date. In the event that the Company's Common Stock is neither listed on a securities exchange nor quoted by NASDAQ, then the Administrator shall determine the fair market value of the Company's Common Stock on such date.


         6.9  WITHDRAWAL.  Each participant may withdraw from an Offering
Period under this Plan by notifying the Administrator in writing of his or her election to withdraw at any time at least fifteen (15) days prior to the end of an Offering Period. Upon receipt of such notice by the Administrator, all future payroll deductions will cease, and any payroll deductions previously collected during such Offering Period pursuant to Section 6.6 (to the extent not already applied to the purchase of Plan Shares) will be refunded, without interest. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal in the same manner as set forth above for initial participation in this Plan.

         6.10 TERMINATION OF PARTICIPATION IN AN OFFERING. Payroll deductions with respect to any participant in an offering will automatically terminate upon the participant's cessation of employment, retirement, permanent or total disability, as defined in Section 105(d)(4) of the IRC or death (a "terminating event"). The Company shall not issue shares in exercise of such participant's purchase rights unless the participant makes an election in accordance with Sections 6.10.1 or 6.10.2, as applicable.

              6.10.1 ELECTION TO WITHDRAW FUNDS. During the period commencing with a terminating event and ending seventy-five (75) days thereafter, the participant will be entitled, at his or her election, to (i) withdraw the payroll deductions made during such Offering Period not theretofore applied to the purchase of Plan Shares, or (ii) to have such funds applied to the purchase of Plan Shares. If no election is made prior to the expiration of seventy-five (75) days following a terminating event, the Company shall refund the payroll deductions previously collected during such offering and not theretofore applied to the purchase of Plan Shares, without interest. In the event the participant elects to purchase all or any of the Plan Shares to which he or she is entitled, then the Administrator and such participant should proceed in accordance with Section 6.6 hereof, except that for the purposes of this Section 6.10.1, Purchase Date shall mean that day immediately following the day the Administrator is notified of the participant's election, not to exceed seventy-six (76) days following the terminating event.

              6.10.2 DEATH. In the case of the death of a participant, the period to elect whether to withdraw the payroll deductions or to have such withheld funds applied to the purchase of Plan Shares shall be extended until three hundred sixty-five (365) days following the date of death, and such election may be made by the decedent's representative or the person entitled to acquire, or direct the acquisition of, the purchase rights under the employee's will or the laws of intestate succession (the "Representative"). The preceding sentence shall only apply if the decedent was an employee of the Company, its parent or subsidiary, either at the time of death or within three (3) months prior to such date. If no election is made prior to the expiration of three hundred sixty-five (365) days following the date of death, then the Company shall refund the payroll deductions previously collected during such offering and not theretofore applied to the purchase of Plan Shares, without interest.
In the event the Representative elects to purchase all or any of the Plan Shares to which the participant is entitled, then the Administrator and the Representative should proceed in accordance with Section 6.6 hereof, except that for purposes of this Section 6.10.2, Purchase Date shall mean the day immediately following the day the Administrator is notified of the Representative's election, not to exceed three hundred sixty-six (366) days following the date of death.

         6.11 REGISTRATION OF PLAN AND DUE AUTHORIZATION. Notwithstanding anything to the contrary, express or implied herein, no rights granted under the Plan may be exercised to any

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extent unless the Plan (including the purchase rights and the shares covered thereby) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on any Purchase Date, the Plan is not so registered, no rights granted under the Plan or any offering shall be exercised, and the Purchase Date shall be delayed until the Plan is subject to an effective registration statement, except that the Purchase Date shall not be delayed more than six (6) months, and in no event shall the Purchase Date be more than twenty-seven (27) months from the commencement of the particular Offering Period. If on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is still not registered, no purchase rights shall be exercised and all payroll deductions accumulated (to the extent not already applied to the purchase of Plan Shares) shall be refunded to the participants, without interest. If after reasonable efforts, the Company is unable to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as counsel for the Company deems necessary or appropriate, the Company shall be relieved from any liability for failure to issue and sell Plan Shares upon exercise of such purchase rights unless and until such authority is obtained.

    7. WITHHOLDING AND EMPLOYMENT TAXES. The Company shall be entitled to withhold and/or pay from any payroll deductions made pursuant to this Plan, the amount of any and all applicable federal and state withholding and employment taxes.

    8. EQUAL RIGHTS AND PRIVILEGES. Except as set forth in Sections 3.2 and 3.3, if the Company or any parent or subsidiary grants any purchase rights pursuant to this Plan, then it must grant such rights to all its employees. All participants shall have the same rights and privileges, except in any particular offering, the amount of stock which may be purchased by any employee may bear a uniform relationship to the employee's total compensation, or his or her basic or regular rate of compensation.

    9. DISQUALIFYING DISPOSITIONS. If any Plan Shares are disposed of within two (2) years from the date the purchase rights were acquired or within one (1) year after the acquisition of the Plan Shares by the participant, immediately prior to the disposition, the participant shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

    10. STOCK ISSUANCE AND RIGHTS AS STOCKHOLDER. Notwithstanding any other provisions of the Plan, no participant shall have any of the rights of a stockholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such participant shall both have paid the purchase price for the Plan Shares and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

    11.  DESIGNATION OF BENEFICIARY.   A participant may file a written
designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the

Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice.
In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         12.1 APPROPRIATE ADJUSTMENT IN NUMBER OF SHARES. Subject to any required action by the Company's stockholders, the number of shares of Common Stock covered by this Plan as provided in Section 4, the number of shares covered by each outstanding purchase right granted hereunder and the purchase price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

         12.2 MERGERS AND/OR ACQUISITIONS. Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding purchase right shall pertain and apply to the securities to which a holder of the number of shares subject to the purchase right would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding purchase right to terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding purchase rights or replaces them with substitute purchase rights having substantially similar terms and conditions; provided, however, that if an outstanding purchase right is to terminate upon any such event, the Administrator on such terms and conditions as it deems appropriate, shall provide either by the terms of the agreement or by a resolution adopted prior to the occurrence of any such event, that, for some period of time prior to such event, such purchase right shall be exercisable as to all of the shares covered by the portion of the purchase right that previously has not lapsed, terminated, or been exercised.

         12.3 BOARD'S DETERMINATION CONCLUSIVE. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

         12.4 LIMITATION ON RIGHTS. Except as hereinabove expressly provided in this Section 11, no participant shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any purchase right granted hereunder.

         12.5 RESERVATION OF RIGHTS. The grant of a purchase right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

    13.  SECURITIES LAW REQUIREMENTS.

         13.1 INVESTMENT REPRESENTATIONS. The Administrator may require an individual as a condition of the grant and of the exercise of a purchase right, to represent and establish to the satisfaction of the Administrator that all Plan Shares to be acquired will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing Plan Shares as, in the opinion of the Company's counsel, may be required by federal and applicable state securities laws.

         13.2 COMPLIANCE WITH APPLICABLE SECURITIES LAWS. No Plan Shares shall be issued unless and until counsel for the Company determines that: (i) the Company and the participant have satisfied all applicable requirements under the Securities Act of 1933, as amended, and the Exchange Act; (ii) any applicable requirement of any stock exchange or quotation system on which the Company's Common Stock is listed or quoted has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

    14. AMENDMENT. The Board may terminate the Plan or amend the Plan from time to time, immediately after the close of any offering, in such respects as the Board may deem advisable, provided that, the Plan shall not be amended more than once every six months, other than to comport with changes in the IRC or the Employee Retirement Income Security Act, or the rules thereunder, and provided further, that, without the approval of the Company's stockholders in compliance with the requirements of applicable law, no such revision or amendment shall:

         (a)  increase the number of shares of Common Stock reserved under
Section 4 hereof for issue under the Plan, except as provided in Section 12 hereof;

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

         (b) change the class of persons eligible to participate in the Plan under Section 3 hereof;

         (c)  extend the term of the Plan under Section 15 hereof; or

         (d)  amend this Section 14 to defeat its purpose.

    15.  TERMINATION.   The Plan will terminate automatically on the earlier of
termination by the Board, issuance of all the shares reserved under the Purchase Plan or ten years from the date the Purchase Plan was adopted by the Board. No offering shall be initiated hereunder after termination of the Plan, but such termination shall not affect the validity of any purchase rights then outstanding.

    16. TIME OF GRANTING OPTIONS. The date of grant of a purchase right hereunder shall, for all purposes, be the date on which the particular Offering Period commences.

    17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

    18. EFFECTIVE DATE. This Plan was adopted by the Board of Directors of the Company on December 3, 1996, and shall be effective on said date. The Plan was approved by the stockholders of the Company on January ___, 1997.

                               MACROVISION CORPORATION
                             EMPLOYEE STOCK PURCHASE PLAN
                                ENROLLMENT/CHANGE FORM






___ Enrollment
___ Change in Payroll Deductions for Next Offering Period
___ Stop Payroll Deductions for Offering Period
___ Designation of Beneficiary


_________________________________       ________________________________
Print Name                              Social Security No.

_________________________________
Address

_________________________________
City,      State       Zip

1. I hereby elect to participate in the Macrovision Corporation Employee Stock Purchase Plan (the "Plan") and subscribe to purchase shares of Macrovision Corporation (the "Company") Common Stock ("Common Stock") in accordance with this Enrollment/Change Form and the Plan.

2. I hereby authorize payroll deductions from each paycheck for ____% of my compensation, as compensation is defined in the Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common stock at the applicable purchase price determined in accordance with the Plan.

4. I have received a copy of the Company's Employee Stock Purchase Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. I understand that shares purchased for me under the Plan will be issued in my name and will be sent to me at my home address. If I change my home address I will notify the Company's Chief Financial Officer.

6. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the
    Plan:

    Name (Please Print)

     ________________________________    ___________________________
    (First)        (Middle)  (Last)      (Relationship)

    ________________________________
    (Address)
    ________________________________

7. I understand that if I dispose of any of these shares before the lapse of two (2) years after the first day of the Offering Period in which they were acquired and one (1) year after the Purchase Date, the excess of the fair market value of the shares at time of purchase over the price I paid for the shares will be treated, for federal income tax purposes, as ordinary income. I further understand that if I dispose of such shares at any time after the expiration of the two (2) year and one (1) year holding period, I will be treated as having received income only at the time of such disposition, and such income will be treated as ordinary income to the extent of an amount equal to the lesser of: (i) the excess of the current fair market value of the shares over the purchase price, or (ii) the excess of the current fair market value of the shares over the fair market value of the shares on the first day of the Offering Period in which they were acquired. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

    I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION. I UNDERSTAND THAT TAX CONSEQUENCES INCURRED IN CONNECTION WITH THIS STOCK ARE VERY COMPLICATED AND I WILL CONSULT WITH MY OWN TAX PROFESSIONAL TO BE CERTAIN I UNDERSTAND THE RULES AND REGULATIONS GOVERNING STOCK PURCHASE PLANS.

8. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Enrollment/Change Form is dependent upon my eligibility to participate in the Plan.


I UNDERSTAND THAT THIS ENROLLMENT/CHANGE FORM SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AND UNTIL TERMINATED BY ME.


________________________________   _______________
Signature                          Date

===============================================================================
For use by Stock Administrator only
Date: _________________
No. of shares eligible to purchase: ___________________________________________
Comments: _____________________________________________________________________